NEWS RELEASE

BearingPoint, Inc. Announces Planned Private Offering of $350 Million of

Convertible Subordinated Debentures

McLean, VA, December 15, 2004 – BearingPoint, Inc. (NYSE: BE) today announced that it is planning a private offering of $350 million in aggregate principal amount of Series A Convertible Subordinated Debentures (the “Series A Debentures”) due December 15, 2024 and Series B Convertible Subordinated Debentures (the “Series B Debentures”) due December 15, 2024. The initial purchasers will also have a 30-day option to purchase up to an additional $52.5 million aggregate principal amount of Series A Debentures and Series B Debentures. In connection with the offering, the Company expects to replace its current credit facility with a new $400 million senior revolving credit facility. The Company intends to use the net proceeds from the offering, together with borrowings under the new credit facility, to repay the Company’s existing $220 million aggregate principal amount of Senior Notes (together, the “Senior Notes”) and to repay approximately $135 million and terminate its existing revolving credit facility. In connection with the early repayment of the Senior Notes, the Company will pay a make-whole premium, incur other expenses and write-off unamortized issuance costs relating to the Senior Notes, aggregating approximately $27 million that will be charged to earnings in the fourth quarter of 2004.

The Series A Debentures and Series B Debentures will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration under the Securities Act of 1933 or an applicable exemption from the registration requirements. The Series A Debentures and Series B Debentures will be offered and sold only to qualified institutional buyers in accordance with Rule 144A under the Securities Act.

This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About BearingPoint, Inc.

BearingPoint, Inc. (NYSE:BE) is one of the world’s largest business consulting, systems integration and managed services firms serving Global 2000 companies, medium-sized businesses, government agencies and other organizations. We provide business and technology strategy, systems design, architecture, applications implementation, network infrastructure, systems integration and managed services. Our service offerings are designed to help our clients generate revenue, reduce costs and access the information necessary to operate their business on a timely basis. Based in McLean, Va., BearingPoint has been named by Fortune as one of America’s Most Admired Companies in the computer and data services sector. For more information, visit the Company’s website at www.BearingPoint.com <http://www.bearingpoint.com/>.

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This press release may contain forward-looking statements relating to our operations that are based on our current expectations, estimates and projections. Words such as “expects,” “intends,” “plans,” “projects,”

Business and Systems Aligned. Business Empowered.™

NEWS RELEASE

“believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. These statements include, but are not limited to, statements regarding the following: whether our cost saving initiatives and restructuring actions will allow us to improve our financial performance going forward and our ability to position the Company to conform to the current global economic environment. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Our actual results may differ from the forward- looking statements for many reasons, including: any continuation of the global economic downturn and challenging economic conditions; the business decisions of our clients regarding the use of our services; the timing of projects and their termination; the availability of surety bonds, letters of credit or bank guarantees supporting client engagements, the impact of rating agency actions, the availability of talented professionals to provide our services; the pace of technological change; the strength of our joint marketing relationships; the actions of our competitors; unexpected difficulties associated with the Company’s asset acquisitions, group hires and the acquisition of BearingPoint GmbH, including rationalization of assets and personnel and managing or integrating these acquisitions of assets, personnel or businesses; changes in spending policies or budget priorities of the U.S. Government, particularly the Department of Defense, in light of the large U.S. budget deficit; and our inability to use losses in some of our foreign subsidiaries to offset earnings in the U.S. In addition, these statements could be affected by domestic and international economic and political conditions. For a more detailed discussion of these factors, see Exhibit 99.1 in our Report on Form 10-Q for the quarter ended September 30, 2004.

For Media:	For Investors:
John Schneidawind	Deborah Mandeville
BearingPoint, Inc.	BearingPoint, Inc.
john.schneidawind@bearingpoint.com	debbie.mandeville@bearingpoint.com
(703) 747-5853	(508) 549-5207

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